UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

JUNE 1, 2004

Date of Report (Date of earliest event reported)

HORIZON HEALTH CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-13626	75-2293354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 WATERS RIDGE DRIVE

LEWISVILLE, TEXAS 75057-6011

(Address of principal executive offices and zip code)

(972) 420-8200

(Registrant’s telephone number, including area code)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On June 1, 2004, the Registrant acquired the assets of PSH Acquisition Corporation (“PSH”), a Virginia corporation pursuant to an Asset Purchase Agreement dated May 13, 2004. The Registrant paid approximately $29.1 million in cash which was advanced under the existing credit facility of the Registrant. The agreement also provides for additional variable payments in future years based on the future performance of the facilities.

The assets consist of three owned and two leased behavioral health care facilities providing behavioral health care programs for children, adolescents and adults throughout Virginia with a total licensed capacity of 189 beds.

The description of the transaction contained in this filing is qualified in its entirety by reference to the provisions of the Asset Purchase Agreement, filed as Exhibit 10.1 to this Current Report on Form 8-K.

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired.

Financial Statements for the business acquired will be filed by amendment to this Form 8-K within 60 days after the date of filing of this Form 8-K.

(b)	Pro Forma Financial Information.

Pro forma financial information relative to the acquired business will be filed by amendment to this Form 8-K within 60 days from the date of filing the Form 8-K.

(c)	Exhibits

Exhibit No.	Description
10.1	Asset Purchase Agreement, without exhibits, dated May 13, 2004, between the Registrant and PSH Acquisition Corporation, as Seller, and the First Amendment dated as of June 1, 2004. (1)

99.1	Press Release dated June 1, 2004

(1)	Registrant agrees to furnish to the Securities and Exchange Commission a supplemental copy of schedules and exhibits to the Asset Purchase Agreement upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HORIZON HEALTH CORPORATION

Date: June 9, 2004	By:	/s/ RONALD C. DRABIK
Ronald C. Drabik
Senior Vice President, Finance and Administration

INDEX TO EXHIBITS

Exhibits

Exhibit No.	Description
10.1	Asset Purchase Agreement, without exhibits, dated May 13, 2004, between the Registrant and PSH Acquisition Corporation, as Seller, and the First Amendment dated as of June 1, 2004. (1)

99.1	Press Release dated June 1, 2004

(1)	Registrant agrees to furnish a supplemental copy of schedules and exhibits to the Securities and Exchange Commission upon request.